UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 8, 2007

Willow Financial Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-49706	80-0034942
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

170 South Warner Road, Wayne, Pennsylvania	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (610) 995-1700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement

On June 8, 2007, Willow Financial Bank (the “Bank”), the wholly owned subsidiary of Willow Financial Bancorp, Inc. (the “Company”), entered into an Employment Agreement with Thomas J. Saunders, pursuant to which Mr. Saunders will, commencing June 25, 2007, begin employment with the Bank as its Executive Commercial Sales Manager.

“Tom has extensive business development experience and we are fortunate to have him join the organization,” said President Donna M. Coughey of Willow Financial Bank.  “The Bank strategically redesigned commercial departments a year ago to create Fully Integrated Relationship Sales Teams (“FIRSTeams”) to ensure that customers receive the benefit of all business and personal financial planning capabilities that Willow Financial Bank has to offer.  Tom will lead the Company’s commercial sales efforts to continue to grow our commercial lending portfolio, expand our cash management business, promote our comprehensive wealth management capabilities and cross sell our new health care benefits products.”

Previously, Mr. Saunders’ responsibilities included developing commercial business and commercial lending at Brown Brothers Harriman, First Fidelity Bank and Chemical Banks in the Pennsylvania and New Jersey markets.

The agreement with Mr. Saunders has an initial term ending on June 30, 2009, provided that such term shall be automatically renewed for successive one-year periods each July 1 unless notice to the contrary is provided at least 30 days prior to the renewal.  Mr. Saunders will receive a base salary of $200,000, a signing bonus of $75,000 (subject to Mr. Saunder’s employment with the Bank continuing for at least two years) and an incentive bonus of $50,000 for fiscal 2008 (provided his employment continues until at least June 30, 2008).  Mr. Saunders also will receive a grant of 10,000 restricted shares of the Company’s common stock under the 2005 Recognition and Retention Plan.  The agreement also provides that if Mr. Saunders’ employment is terminated in connection with a subsequent change in control of the Company or within twelve months thereafter, he will be entitled to receive a payment of two times his average annual compensation (one times average annual compensation if any such change in control occurs subsequent to June 30, 2009), subject to no payment being deemed a “parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended.  If Mr. Saunders’ employment is terminated by the Bank for other than cause, disability, retirement or death, or by Mr. Saunders due to a material breach by the Bank, then Mr. Saunders will receive one times his then current base salary.

For additional information, reference is made to the agreement which is included herein as Exhibit 10.1 and which is incorporated herein by reference thereto.

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)                                  Not applicable.

(b)           In conjunction with this personnel addition, as described below, G. Richard Bertolet, who was listed as a named executive officer in the Company’s most recent proxy statement, dated October 3, 2006, will be changing his position with the Bank from Chief Lending and Sales Officer to establish and manage a Middle Market Lending and Syndications Department as Middle Market Lending Manager.

“Dick brings his depth of middle market lending experience and knowledge to launch this key lending and marketing initiative,” said Donna Coughey.  “Dick successfully created a multi-functional commercial department for the Bank that has capabilities to serve both small and middle-sized businesses.  Dick’s 20-year experience in serving middle market companies brings the contacts and lending expertise to further strengthen the Bank’s reputation in this market segment within the Mid-Atlantic region.”

(c)           Not applicable.

(d)           Not applicable.

(e)           On June 8, 2007, the Bank also entered into an Amendment and Restatement of its existing Employment Agreement with G. Richard Bertolet.  The amended and restated agreement reflects that Mr. Bertolet, who previously served as the Bank’s Chief Lending Officer, has assumed the role of Middle Market Lending Manager.  The amended and restated agreement also reflects revisions primarily to make the agreement compliant with Section 409A of the Internal Revenue Code.

For additional information, reference is made to the amended and restated agreement which is included herein as Exhibit 10.2 and which is incorporated herein by reference thereto.

Item 9.01               Financial Statements and Exhibits

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           The following exhibit is included with this Report:

Exhibit No.	Description
10.1	Employment Agreement, dated June 8, 2007, between Willow Financial Bank and Thomas J. Saunders

10.2	Amended and Restated Employment Agreement, dated June 8, 2007, between Willow Financial Bank and G. Richard Bertolet

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLOW FINANCIAL BANCORP, INC.

By:	/s/ Joseph T. Crowley
	Name:	Joseph T. Crowley
	Title:	Chief Financial Officer

Date: June 13, 2007